Shareholder Contacts:
James D. Dee of C&D: 215-619-7817
Joseph Crivelli of Gregory FCA, for C&D: 610-642-8253
For Immediate Release
C&D Technologies Names Ian Harvie
Vice President and Chief Financial Officer
BLUE BELL, Pa.—December 20, 2005—C&D Technologies, Inc. (NYSE: CHP — News), a leading global producer and marketer of electrical power storage and conversion products used in telecommunications and industrial applications, today announced that Ian J. Harvie has been named Vice President and Chief Financial Officer, effective Thursday, December 22, 2005.
Educated at the University of Adelaide in Australia, where he earned his Bachelors degree in Accounting and Economics in 1983, Ian spent his early career at PriceWaterhouseCoopers (PWC), rising through the firm to become a Partner by 1998. During his tenure at PWC, Ian held several international leadership roles spanning from audit, to tax and turn-around. In 2002, Ian left PWC to become the Corporate Controller at Exide Corporation, and in 2003 was named as interim CFO, a role he held for one year. Serving as CFO during this challenging period, Ian led extensive restructuring and refinancing efforts, along with implementation of Sarbanes-Oxley requirements for the Corporation.
“With his demonstrated leadership skills, knowledge of international operations, and seasoned background in all facets of today’s complex finance and risk management areas, Ian will be a tremendous asset to C&D as we execute our improvement plans,” said Dr. Jeffrey A. Graves, President and Chief Executive Officer. “Ian’s unique blend of experience and energy are a great fit with the leadership team we are building at C&D, and I believe he will contribute greatly to our drive to improve our execution in both our Power Electronics and Power Systems Divisions.”
Forward-looking Statements:
This press release may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), which are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Factors that appear with the forward- looking statements, or in the company’s Securities and Exchange Commission filings (including without limitation the company’s annual report on Form 10-K for the fiscal year ended January 31, 2005, or the quarterly and current reports filed on Form 10-Q and Form 8-K thereafter), could cause the company’s actual results to differ materially from those expressed in any forward- looking statements made herein.
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